As filed with the Securities and Exchange Commission on September 16, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
QAD INC.
(Exact name of registrant as specified in its charter)

Delaware	77-0105228
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Innovation Place, Santa Barbara, California 93108
(805) 566-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel Lender
Chief Financial Officer
QAD Inc.
100 Innovation Place
Santa Barbara, CA 93108
(805) 566-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Blase P. Dillingham, Esq.
Craig D. Miller, Esq.
Manatt, Phelps & Phillips, LLP
11355 West Olympic Boulevard
Los Angeles, CA 90064
(310) 312-4159
(310) 312-4224 Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

Continued on next page

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering:
Class A Common Stock, par value $0.001 per share(2)(3)	—	—	—	—
Preferred Stock, par value $0.001 per share(2)(3)	—	—	—	—
Debt Securities(2)(3)	—	—	—	—
Warrants(2)(3)	—	—	—	—
Units(2)(3)	—	—	—	—
Total for Primary Offering(2)(3)(4)	—	—	$125,000,000	$16,100.00
Secondary Offering:
Class A Common Stock, par value $0.001 per share(5)	2,000,000	$21.10	$42,210,000	$5,436.65
Total Registration Fee				$21,536.65

(1)	With respect to the primary offering, we are registering an indeterminate number of shares of Class A common stock and preferred stock, debt securities, warrants to purchase Class A common stock, preferred stock and/or debt securities and units consisting of some or all of such securities, each of which may be offered from time to time at prices to be determined at the time of any such offering. The aggregate offering price of these securities will not exceed $125,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $125,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder. Pursuant to Rule 457(i), the securities registered also include such indeterminate number of shares of Class A common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. With respect to the secondary offering, we are registering 2,000,000 shares of Class A common stock that the selling stockholders may sell from time to time. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of Class A common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security in reliance on Rule 457(o) under the Securities Act of 1933 and General Instruction II.D of Form S-3 under the Securities Act of 1933.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act.
(4)	Consisting of some or all of the securities listed above, in any combination, including Class A common stock, preferred stock, debt securities and warrants.
(5)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of the Class A common stock of the registrant as reported on the NASDAQ Global Select Market on September 10, 2014.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 16, 2014

Prospectus

$125,000,000
Class A Common Stock
Preferred Stock
Debt Securities
Warrants
Units

2,000,000 Shares of Class A Common Stock
Offered by the Selling Stockholders

We may from time to time offer and sell any of the securities described in this prospectus, either individually or in combination, for total gross proceeds of up to $125,000,000. We may also offer and sell Class A common stock or preferred stock upon conversion of debt securities, Class A common stock upon conversion of preferred stock, or Class A common stock, preferred stock or debt securities upon the exercise of warrants. In addition, the selling stockholders identified in this prospectus, or any of the their transferees, donees, pledgees or other successors, may offer and sell from time to time up to 2,000,000 shares of our Class A common stock.

We will provide specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement, and any documents incorporated by reference, may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement, any documents incorporated by reference and any related free writing prospectus carefully before buying any of the securities being offered.

We may offer and sell these securities in the same offering or in separate offerings to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis at prices and on terms we determine at the time of any particular offering.

The selling stockholders, or any of their respective transferees, donees, pledgees or other successors, may offer and sell the Class A common stock from time to time directly or through underwriters, dealers and agents, or directly to purchasers, on a continued or delayed basis and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. We will not receive any proceeds from the sale of Class A common stock by the selling stockholders.

Our Class A common stock is listed on the NASDAQ Global Select Market under the symbol “QADA.” The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, of the securities covered by the applicable prospectus supplement. On September 12, 2014, the last reported sales price of our Class A Common Stock on the NASDAQ Global Select Market was $21.01 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained herein, in the applicable prospectus supplement and in any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus or any prospectus supplement before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                    , 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any combination of the securities described in this prospectus, for total gross proceeds of up to $125,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

In addition, the selling stockholders may use this shelf registration statement to sell up to an aggregate of 2,000,000 shares of our Class A common stock from time to time. Unless otherwise provided in a prospectus supplement, we will not receive any proceeds from the sale of the shares by the selling stockholders. The selling stockholders may deliver a supplement with this prospectus, if required, to update the information contained in this prospectus. The selling stockholders may sell their shares of common stock through any means described in the section entitled “Plan of Distribution” or in any accompanying prospectus supplement. As used herein, the term “selling stockholders” includes the selling stockholders and any of their transferees, donees, pledgees or other successors.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

References in this prospectus to “the Company,” “QAD,” “we”, “us” and “our” refer to QAD Inc., a Delaware corporation, and its consolidated subsidiaries, unless otherwise specified.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus including financial statements and other information incorporated by reference into the prospectus, the applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you, including the risks discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

QAD Inc.

QAD Inc. is a global provider of enterprise software solutions for manufacturers. We deliver our solutions both in the cloud and on-premise. We provide ongoing maintenance and support to our customers which ensures they have access to the latest features of our software and technical support. We provide professional services to assist customers in deploying, upgrading and optimizing our software so they can maximize the benefit they receive from our solutions in their operating environment. We provide our solutions to global manufacturing companies in the automotive, consumer products, food and beverage, high technology, industrial products and life sciences industries. Around the world more than 2,000 manufacturing companies use QAD solutions in their businesses.

At the core of our solutions is our enterprise resource planning (“ERP”) suite called QAD Enterprise Applications or MFG/PRO. Our ERP suite is also deployed in the cloud as QAD Cloud ERP. QAD Enterprise Applications supports the core business processes of our global manufacturing customers, including key functions in the following areas: financials, customer management, manufacturing, demand and supply chain planning, supply chain execution, transportation management, service and support, enterprise asset management, analytics, enterprise quality management, interoperability, process and performance, and internationalization. We also focus on the foundation and technology of our applications, such as user interface and usability.

QAD delivers enterprise business functionality in versions aligned to the specific needs of customers in the industries in which they operate: automotive, consumer products, food and beverage, high technology, industrial products and life sciences. Industry alignment offers significant added value to QAD’s customers. Further, QAD customers are able to combine on-premise and cloud-based solutions in a blended deployment model. In this model a customer may have some sites deployed in the cloud and some on-premise, delivering similar functionality and user experiences to all end-users and making it easier for existing customers to expand their footprint and migrate progressively to the cloud to meet their business needs.

QAD’s ability to deliver industry-aligned solutions in a customer defined, blended cloud/on-premise model gives it a unique competitive position.

We have four principal sources of revenue:

•	License purchases of our Enterprise Applications;
•	Subscription to our Enterprise Applications through our cloud offering in a software-as-a-service (SaaS) model as well as other hosted Internet applications;
•	Maintenance and support, including technical support, training materials, product enhancements and upgrades;
•	Professional services, including implementations, technical and application consulting, training, migrations and upgrades.

We operate primarily in the following four geographic regions: North America; Latin America; Europe, Middle East and Africa (EMEA); and Asia Pacific. In the first half of fiscal 2015, approximately 43% of our total revenue was generated in North America, 35% in EMEA, 16% in Asia Pacific and 6% in Latin America. At September 5, 2014, we employed approximately 1,630 employees worldwide, of which 610 employees were based in North America, 490 employees in EMEA, 460 employees in Asia Pacific and 70 employees in Latin America.

Company Information

We were founded in 1979, incorporated in California in 1986 and reincorporated in Delaware in 1997.

Our principal executive office is located at 100 Innovation Place, Santa Barbara, CA 93108, and our telephone number is (805) 566-6000. Our website address is www.qad.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.

Our Class A common stock is listed on The NASDAQ Global Select Market under the symbol “QADA.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the NASDAQ Global Select Market or other securities exchange of the securities covered by the applicable prospectus supplement. Our Class B common stock is listed on The NASDAQ Global Select Market under the symbol “QADB.”

THE OFFERING

We may offer up to $125,000,000 of Class A common stock, preferred stock, debt securities, warrants or units in one or more offerings and in any combination. In addition, the selling stockholders may sell up to 2,000,000 shares of Class A common stock. This prospectus provides you with a general description of the securities we may offer and the selling stockholders may offer. Except in the case of certain offers and sales by the selling stockholders in circumstances described under “Plan of Distribution,” this prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement. We will not receive any proceeds from the sale of Class A common stock by the selling stockholders.

RISK FACTORS

We have included discussions of the risks, uncertainties and assumptions under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended January 31, 2014, which is incorporated by reference into this prospectus. See “Where You Can Find More Information” for an explanation of how to get a copy of this report. Additional risks related to our securities may also be described in a prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you. Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in any prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus or such prospectus supplement, including our Annual Report on Form 10-K for the year ended January 31, 2014, or any Annual Report on Form 10-K or Quarterly Report on Form 10-Q that is incorporated by reference into this prospectus or such prospectus supplement after the date of this prospectus. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference in it, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934 as amended, or the Exchange Act. These statements may be made directly in this document or they may be made part of this document by reference to other documents filed with the SEC, which is known as “incorporation by reference.” You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “should,” “would,” “could,” “may” or other similar expressions in this prospectus or the documents incorporated herein by reference.

We caution investors that any forward-looking statements presented in this prospectus or the documents incorporated herein by reference, or those which we may make orally or in writing from time to time, are based on our beliefs and assumptions, as well as information currently available to us. Such statements are based on assumptions and the actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on known results and trends at the time they are made, to anticipate future results or trends.

Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include the matters set forth under the heading “Risk Factors” in this prospectus and the following:

•	evolving demand for our products and companion products;
•	the ability to sustain license and service demand;
•	fluctuation in revenue and earnings in the software industry;
•	the ability to leverage changes in technology;
•	the ability to sustain customer renewal rates at current levels;
•	third party opinions about us;
•	the reliability of estimates of transaction and integration costs and benefits;
•	competition in our industry;
•	delays in localizing the company's products for new or existing markets;
•	the ability to recruit and retain key personnel;

•	delays in sales;
•	changes in operating expenses, pricing, timing of new product releases, the method of product distribution or product mix;
•	timely and effective integration of newly acquired businesses; general economic conditions; exchange rate fluctuations; and
•	the global political environment.

This prospectus and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the dates that such statements are made except as required by law.

For more information about factors which can affect our forward-looking statements, see the heading “Risk Factors” in this prospectus, the information incorporated herein by reference and as set forth in any applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods presented:

	Year Ended January 31,					Six Months Ended July 31, 2014
(in millions)	2010	2011	2012	2013	2014
Ratio of earnings to fixed charges(1)(2)	$2.36	$4.03	$11.05	$7.86	$9.19	$3.80

(1)	For purposes of computing the ratio of earnings to fixed charges, earnings consist of pretax income from operations plus fixed charges. Fixed charges consist of interest expense and interest within rental expense.
(2)	We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we do not have any preferred stock outstanding as of the date of this prospectus.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for general corporate purposes, which may include working capital, capital expenditures, financing commercial activities, repayment, refinancing or redemption of other indebtedness, and strategic acquisitions and alliances, if any.

The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors including progress of our business, technological advances and the competitive environment in which we operate. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder and the applicable prospectus supplement. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest any proceeds in short-term, interest-bearing instruments or marketable securities.

We will not receive any proceeds from the sale of Class A common stock by the selling stockholders pursuant to this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following description of our Class A common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and the preferred stock that we may offer pursuant to this prospectus. While the terms we have summarized below will apply generally to any future Class A common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our Class A common stock and preferred stock, please refer to our current certificate of incorporation, as amended, or our bylaws, as amended, which are exhibits to the registration statement of which this prospectus is a part. The terms of these securities may also be affected by the General Corporation Law of the State of Delaware. The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to our certificate of incorporation and our bylaws, as either may be amended from time to time after the date of this prospectus, but before the date of any such prospectus supplement.

Authorized Capitalization

Our authorized capital stock consists of 71,000,000 shares of Class A common stock, $0.001 par value per share, 4,000,000 shares of Class B common stock, $0.001 par value per share and 5,000,000 shares of preferred stock, $0.001 par value per share. As of September 5, 2014, we had 12,861,006 shares of Class A common stock outstanding, 3,188,355 shares of Class B common stock outstanding and no shares of our preferred stock outstanding. Our authorized shares of Class A and Class B common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval.

Common Stock

The holder of each share of our Class A common stock is entitled to 1/20th of one vote on each matter presented to our stockholders or in connection with any action by written consent of the stockholders. Each share of our Class B common stock entitles the holder thereof to one vote on all matters on which stockholders are entitled to vote, including the election of directors. The Class A common stock and the Class B common stock vote on all matters as a single class, except as otherwise set forth below or as required by applicable law.

Under Delaware law, the holders of our Class A common stock and the Class B common stock are each entitled to vote as a separate class on any amendments to our certificate of incorporation which would (i) increase or decrease the aggregate number of authorized shares of such class, (ii) increase or decrease the par value of the shares of such class, or (iii) amend the powers, preferences, or special rights of the shares of such class so as to affect such class adversely. Under Delaware law, such amendments would require the affirmative vote of a majority of the Class A common stock outstanding and entitled to vote on the amendment or the affirmative vote of a majority of the Class B common stock entitled to vote on the amendment, as applicable.

In addition to any vote required by applicable law, the consent of the holders of the Class A common stock, voting as a separate class, is required in order to (i) increase the number of authorized shares of Class B common stock, (ii) amend any of the powers, preferences or special rights of the Class A common stock (whether by merger, consolidation or otherwise), (iii) amend any of the powers, preferences or special rights of the Class B common stock (whether by merger, consolidation or otherwise) to the extent that such amendment would affect the holders of the Class A common stock adversely or (iv) effect any reverse stock split that would have any adverse effect on the holders of the Class A common stock. Consequently, in circumstances where holders of Class B common stock are otherwise entitled under Delaware law to approve certain proposals without the approval of the Class A common stock, if the holders of Class A common stock are adversely affected thereby, holders of Class A common stock, by withholding any required approval as a separate class, could nevertheless defeat such a proposal notwithstanding that holders of Class B common stock vote in favor of the proposal.

Subject to the rights of any holder of any our series of preferred stock, dividends may be paid to holders of one class of Common Stock only if a dividend is simultaneously paid to holders of the other class of Common Stock. The amount of any dividend payable in cash or in non-cash property of the Company (or any dividend in which stockholders have the option of receiving such dividend in the form of cash) with respect to a share of Class A common stock will be equal to 120% of the amount of any such dividend payable with respect to a share of the Class B common stock other than dividends declared by the Board for the purposes of either distributing all or some portion of the proceeds received by us (including cash and non-cash property) from any material transaction not in the ordinary course of business or effecting a spin-off of a subsidiary of our company. Dividends in respect of any such material transaction or spin-off will be paid ratably, on a per share basis, among the holders of all of our Common Stock. If our Board determines to provide the record holders of one class of Common Stock the option to receive a dividend in the form of cash or our capital stock, the same option must be simultaneously provided to the other class of Common Stock, subject to the requirement that the record holders of Class A common stock receive a greater amount of such dividend as provided above.

Dividends on our Common Stock payable only in our stock (or rights to acquire our stock) may be made only as follows: (i) in shares of Class A common stock (or rights to acquire Class A common stock) to the holders of Class A common stock and to the holders of Class B common stock; (ii) solely in connection with a proportionate dividend to effect a split of the Common Stock, in shares of Class A common stock to the holders of Class A common stock and in shares of Class B common stock to the holders of Class B common stock; or (iii) in any other authorized class or series of our capital stock (or rights to acquire any other authorized class or series of capital stock of the Company) to the holders of both classes of Common Stock. In addition, such dividends payable in stock of the Company (or rights to acquire stock of the Company) may be paid to holders of one class of Common Stock only if such stock dividends are payable to holders of both classes of Common Stock simultaneously.

We may split, subdivide or combine the outstanding shares of Class A common stock or Class B common stock only if the outstanding shares of the other class of Common Stock are proportionally split, subdivided or combined in the same manner and on the same basis. Other than with respect to such proportional reclassification in connection with any such split, subdivision or combination of shares of outstanding Common Stock as provided above, the holders of Class A common stock will be entitled to be treated identically to the holders of Class B common stock on a per share basis in any reclassification or recapitalization of the Common Stock.

Upon our liquidation, dissolution or winding up, the holders of Class A common stock and the holders of Class B common stock would share ratably, on a per share basis, in our net assets of the Company available for distribution to holders of Common Stock.

Holders of Class A common stock are entitled to receive an amount and form of consideration per share no less favorable than the per share consideration, if any, received by any holder of Class B common stock in any merger, business combination or consolidation involving us (whether or not we are the surviving entity) or any of its subsidiaries, or any sale, lease or exchange or all or substantially all of our assets or any of our subsidiaries, whether or not executed by way of a single transaction or a series of related transactions.

Neither the Class A common stock nor the Class B common stock is convertible into another class of Common Stock or any other security of ours, except that all outstanding shares of Class A common stock may be converted into Class B common stock on a share-for-share basis, at the discretion of our Board, if, as a result of any statute, law, regulation, court order, legal process or rule interpretation of a national securities exchange, either the Class A common stock or Class B common stock is, or both are, excluded from listing on Nasdaq or, if such shares are then listed on any other national securities exchanges, from trading on the principal national securities exchange on which the shares are then traded. In making this determination, the Board may conclusively rely on any information or documentation available to it, including filings made with the SEC, any stock exchange, Nasdaq or any other governmental or regulatory agencies or any written instrument purporting to be authentic.

We may purchase, repurchase, exchange, redeem or otherwise acquire shares of either class of Common Stock at any time for such consideration as the Board determines in its business judgment, out of funds legally available therefor, whether or not less consideration could be paid upon the purchase of the same number of shares of the other class of Common Stock. Notwithstanding the foregoing, if at any time we publicly announce an issuer self-tender offer to concurrently purchase shares of both Class A common stock and Class B common stock, we are required to tender to purchase Class A common stock at a price and on terms no less favorable than the price and terms for the Class B common stock.

We will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we are offering. We will describe in the applicable prospectus supplement the terms of the series of preferred stock being offered, including, to the extent applicable:

•	the title and stated value;
•	the number of shares we are offering;
•	the liquidation preference per share;
•	the purchase price;
•	the dividend rate, period and payment date and method of calculation for dividends;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	the procedures for any auction and remarketing, if applicable;
•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•	any listing of the preferred stock on any securities exchange or market;
•	whether the preferred stock will be convertible into our Class A common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;
•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;
•	voting rights of the preferred stock;
•	preemptive rights, if any;
•	restrictions on transfer, sale or other assignment;
•	whether interests in the preferred stock will be represented by depositary shares;
•	a discussion of material United States federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
•	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The preferred stock will, if and when issued, be fully paid and non-assessable.

Anti-Takeover Provisions

Voting Control

We are controlled by our principal stockholders Pamela Lopker and Karl Lopker, who are also our Chairman of the Board and President and our Chief Executive Officer, respectively. As of September 5, 2014, Karl Lopker and Pamela Lopker jointly and beneficially owned approximately 60% of the voting power of our outstanding Class A and Class B common stock. Currently they have sufficient voting control to determine the outcome of a stockholder vote concerning: the election and removal of all members of our board of directors, who determine our management and policies; the merger, consolidation or sale of us or all of our assets; and all other matters requiring stockholder approval, regardless of how our other stockholders vote their shares. This concentrated control limits the ability of our other stockholders to influence corporate matters and also limits the liquidity of the shares owned by other stockholders. In addition, this concentrated control could discourage others from initiating potential merger, takeover or other change of control transactions and transactions could be pursued that our other stockholders do not view as beneficial. As a result, the market price of our Class A and Class B common stock can be adversely affected.

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 imposes a supermajority vote in order for a publicly held Delaware corporation to engage in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination was approved by our board of directors prior to the time such person became interested. The vote required is two-thirds of the voting power not held by the interested stockholder. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” or the sale of more than 10% of our assets to the interested stockholder. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting power and any entity or person affiliated with or controlling or controlled by such entity or person.

Special Meeting of Stockholders; Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by our chairman of the board, our chief executive officer or our board of directors. In addition, our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to the board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors, or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Super-Majority Vote

The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our certificate of incorporation and bylaws provide that the affirmative vote of at least 66-2/3 percent of the outstanding voting power of our then outstanding voting stock is required to amend, repeal or adopt certain provisions of our certificate of incorporation and bylaws relating to among other things, amendments to our charter documents, indemnification, notice of stockholder nominations, and rules and terms of directors and meetings of directors unless such changes are approved by a majority of the directors not affiliated or associated with any person, other than Pamela and Karl Lopker, holding (or which has announced an intent to acquire) 20% or more of the voting power of our then outstanding voting stock, voting together as a single class. These provisions could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of us.

Authorized but Unissued Shares

The authorized but unissued shares of Class A common stock, Class B common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of The NASDAQ Global Select Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Class A common stock, Class B common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Listing on The NASDAQ Global Select Market

Our Class A common stock is listed on The NASDAQ Global Select Market under the symbol “QADA”. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The NASDAQ Global Select Market or any securities market or other exchange of the securities covered by such prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;
•	any limit upon the aggregate principal amount that may be issued;
•	the maturity date or dates;
•	the form of the debt securities of the series;
•	the applicability of any guarantees;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
•	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
•	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;
•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;
•	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;
•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
•	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;
•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
•	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Class A common stock or our other securities or other property or assets. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities or units of other property or assets that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;
•	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;
•	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and
•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;
•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;
•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;
•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	pay principal of and premium and interest on any debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase Class A common stock or preferred stock or warrants to purchase debt securities. Warrants may be issued independently or together with other securities offered under any prospectus supplement. The following description, together with the additional information that we include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may be issued in one or more series. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to all of the provisions of the warrant and/or the warrant agreement and warrant certificate, as applicable, applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the warrants that we may offer under this prospectus, as well as the complete warrant and/or the warrant agreement and warrant certificate, as applicable, that contains the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•	in the case of warrants to purchase Class A common stock or preferred stock, the number of shares of Class A common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreements and warrants may be modified;
•	a discussion of any material or special U.S. federal income tax considerations of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
•	in the case of warrants to purchase Class A common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A warrant agent may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of our Class A common stock, preferred stock, debt securities and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to all of the provisions of the unit agreement and/or unit certificate, and depositary arrangements, if applicable. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the units that we may offer under this prospectus, as well as the complete unit agreement and/or unit certificate, and depositary arrangements, as applicable, that contain the terms of the units.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and/or unit certificate, and depositary arrangements, as applicable, that contain the terms of the particular series of units we are offering, and any supplemental agreements, before the issuance of such units.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;
•	whether the units will be issued in fully registered or global form; and
•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” above, will apply to each unit and to each security included in each unit, respectively.

SELLING STOCKHOLDERS

The following table sets forth certain information with respect to the selling stockholders’ beneficial ownership of our common stock as of September 5, 2014.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling stockholders have joint voting and investment power with respect to all shares of Class A common stock or Class B common stock that they beneficially own, subject to applicable community property laws. Based on the information provided to us by the selling stockholders, no selling stockholder is a broker-dealer or an affiliate of a broker-dealer.

Applicable percentage ownership is based on 12,861,006 shares of Class A common stock and 3,188,355 shares of Class B common stock outstanding as of September 5, 2014. In computing the number of shares of common stock beneficially owned by the selling stockholders and the percentage ownership of the selling stockholders, we deemed to be outstanding all shares of common stock subject to SARs or RSU’s or other securities held by the selling stockholders that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of September 5, 2014.

The address of the selling stockholders is c/o QAD, Inc.,100 Innovation Place, Santa Barbara, California 93108. Ms. Lopker founded QAD in 1979 and has been Chairman of the Board and President since the Company's incorporation in 1981. Mr. Lopker has served as our CEO and as a director of QAD since 1981.

	Shares Beneficially Owned Prior to this Offering				% of Total Voting Power Before This Offering(2)	Number of Shares of Class A Common Stock Being Offered	Shares Beneficially Owned After this Offering				% of Total Voting Power After This Offering(2)
	Class A		Class B				Class A		Class B
Name of Beneficial Owner	Shares(1)%		Shares(1)%				Shares	%	Shares	%
Pamela M. and Karl F. Lopker(3)	7,961,059	59	1,917,016	58.2	58.3	2,000,000	5,961,059	44.2	1,917,016	58.2	55.8

(1)	Pamela M. and Karl F. Lopker hold the following as of September 5, 2014: (i) 6,788,464 Class A and 1,730,307 Class B shares held jointly in the Lopker Living Trust, of which Mr. and Ms. Lopker are joint trustees; (ii) 5,084 Class A and 1,247 Class B shares held in the Lopker Family 1997 Charitable Remainder Trust of which Mr. and Ms. Lopker are joint trustees and officers; (iii) 330,140 Class A and 19,828 Class B shares held by the Lopker Family Foundation of which Ms. and Mr. Lopker are the Chief Executive Officer and the President, respectively, and members of the Board of Directors and (iv) Mr. Lopker holds 103,860 Class A and 30,441 Class B shares in his name only and Ms. Lopker holds 103,551 Class A and 30,193 Class B shares in her name only. In addition, Ms. Lopker, our Chairman and President, holds (and the share amounts in the table include) vested SARs or SARs which will vest within 60 days of September 5, 2014 to acquire in the aggregate 315,000 shares of Class A common stock and 52,500 shares of Class B common stock. Mr. Lopker holds (and the share amounts in the table include) vested SARs or SARs which will vest within 60 days of September 5, 2014 to acquire in the aggregate 315,000 shares of Class A common stock and 52,500 shares of Class B common stock. This table does not include shares held in trust for the Lopker’s adult children for which such children are trustees and hold voting and investment power.
(2)	Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class A common stock are entitled to 1/20th of one vote per share, and holders of our Class B common stock are entitled to one vote per share.
(3)	Shares that may be offered and sold pursuant to this prospectus include shares held by Mr. and Ms. Lopker individually; the Lopker Living Trust; the Lopker Family 1997 Charitable Remainder Trust and the Lopker Family Foundation, in each case of which Mr. and Ms. Lopker exercise voting and investment control.

PLAN OF DISTRIBUTION

We or the selling stockholders (and any of their pledgees, donees, trustees, assignees and sucessors-in-interest) may offer and sell the securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers (acting as agent or principal);
•	directly to one or more other purchasers;
•	upon the exercise of rights distributed or issued to our security holders;
•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	in “at the market” offerings within the meanings of Rule 415(a)(4) under the Securities Act of 1933 or through a market maker or into an existing market, on an exchange, or otherwise;
•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;
•	through agents on a best-efforts basis;
•	through any other method permitted pursuant to applicable law; or
•	otherwise through a combination of any of the above methods of sale.

In addition, we or the selling stockholders may enter into option, share lending or other types of transactions that require us or such selling stockholders, as applicable, to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We or the selling stockholders may also enter into hedging transactions with respect to our securities or the securities of such selling stockholders, as applicable. For example, we or the selling stockholders may enter into option or other types of transactions that require us or the selling stockholders, as applicable, to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

Any selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus.

We or the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or such selling stockholders, as applicable, or borrowed from us, such selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or the selling stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or the securities of such selling stockholders, as applicable, or in connection with a concurrent offering of other securities.

Shares of common stock may also be exchanged for satisfaction of the selling stockholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

If we or the selling stockholders use any underwriter, we will provide a prospectus supplement that will name any underwriter involved in the offer and sale of the securities. If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we or such selling stockholders, as applicable, will receive from the sale of the securities;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;
•	any commissions allowed or paid to agents;
•	any securities exchanges on which the securities may be listed;
•	the method of distribution of the securities;
•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and
•	any other information we think is important.

The securities may be sold from time to time by us or the selling stockholders in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices;
•	at varying prices determined at the time of sale; or
•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in transactions in the over-the-counter market;
•	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;
•	through the writing of options; or
•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The selling stockholders might not sell any shares of common stock under this prospectus. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus.

The securities may be sold directly by us or the selling stockholders or through agents designated by us or such selling stockholders, as applicable, from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us or such selling stockholders, as applicable, to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us or by selling stockholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer. If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date on the terms set forth in the applicable prospectus supplement.

Selling stockholders and broker-dealers or agents involved in an arrangement to sell any of the offered securities may, under certain circumstances, be deemed to be “underwriters” within the meaning of the Securities Act. Any profit on such sales and any discount, commission, concession or other compensation received by any such underwriter, broker-dealer or agent may be deemed an underwriting discount and commission under the Exchange Act. No selling stockholder has informed us that they have an agreement or understanding, directly or indirectly, with any person to distribute the Series A common stock. If a selling stockholder should notify us that they have a material arrangement with a broker-dealer for the resale of their shares, we may be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreement between the selling stockholder and broker-dealer or agent, provide required information regarding the plan of distribution, and otherwise revise the disclosure in this prospectus as needed. We also may be required to file the agreement between the selling stockholder and the broker-dealer as an exhibit to the registration statement. Except as indicated in the applicable prospectus supplement, the selling stockholder and/or purchasers will pay all discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of the shares of such Series A common stock.

Some of the underwriters, dealers or agents used by us or the selling stockholders in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or such selling stockholders, as applicable, or affiliates of ours or theirs, as applicable, in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us or the selling stockholders to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, and to be reimbursed by us or such selling stockholders for certain expenses.

Any securities initially sold outside the U.S. may be resold in the U.S. through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us or the selling stockholders for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed such amounts as is determined to be unfair or unreasonable under applicable FINRA rules.

No FINRA member may participate in any offering of securities made under this prospectus if such member has a conflict of interest under FINRA Rule 5121 unless a qualified independent underwriter has participated in the offering or the offering otherwise complies with FINRA Rule 5121.

To comply with the securities laws of some states, if applicable, the securities that may be offered pursuant to this prospectus may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

All securities we may offer pursuant to this prospectus, other than Class A common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers may engage in passive market making transactions in the Class A common stock in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our Class A common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Manatt, Phelps & Phillips LLP, Los Angeles, California. The legality of the securities for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, and the related consolidated financial statement schedule, of QAD Inc. and subsidiaries as of January 31, 2014 and 2013, and for each of the years in the three-year period ended January 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of January 31, 2014 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-35013):

•	our Annual Report on Form 10-K for the year ended January 31, 2014, filed with the SEC on April 11, 2014 (including information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 7, 2014);
•	our Quarterly Reports on Form 10-Q for the quarters ended April 30, 2014, and July 31, 2014, filed with the SEC on June 6, 2014, and September 9, 2014, respectively;
•	our Current Reports on Form 8-K filed with the SEC on March 13, 2014, April 17, 2014, May 29, 2014, June 12, 2014, June 16, 2014, June 17, 2014, July 17, 2014 and August 26, 2014 (but excluding the portions of such reports expressly noted as being furnished and not filed);
•	The description of our shares of Class A common stock contained in our registration statement on Form 8-A, filed with the SEC on December 16, 2010, and any amendments thereto.

We also incorporate by reference any future filings (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to you (and any beneficial owner), on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:

QAD Inc.
100 Innovation Place
Santa Barbara, CA 93108
Attn: Corporate Secretary
(805) 566-6000

$125,000,000
Class A Common Stock
Preferred Stock
Debt Securities
Warrants
Units

2,000,000 Shares of Class A Common Stock
Offered by the Selling Stockholders

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses payable by us.

Amount
SEC registration fee		$21,536.65
FINRA filing fee		$19,250.00
Accounting fees and expenses	$		*
Legal fees and expenses	$		*
Transfer agent and registrar fees and expenses	$		*
Printing and miscellaneous fees and expenses	$		*
Total	$		*

*	These fees will be dependent on the type of securities offered and number of offerings and, therefore, cannot be estimated at this time. In accordance with Rule 430B under the Securities Act, additional information regarding estimated fees and expenses will be provided at the time information as to an offering is included in a prospectus supplement.

Item 15.    Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

Our Bylaws provide that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Company, or is or was serving, or has agreed to serve, at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), liabilities, losses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding to the fullest extent permitted by the Delaware General Corporation Law. The right to indemnification includes the right to advancement of expenses subject to the requirement to require an undertaking to repay such advances required by the Delaware General Corporation Law.

We maintain a general liability insurance policy which covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers. In addition, we have entered into indemnification agreements with our directors and officers.

The underwriting agreement(s) that we may enter into in connection with the securities being offered under this registration statement may provide for indemnification by any underwriters used by us, our directors, our officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16.    Exhibits

See the Exhibit Index which is incorporated herein by reference.

Item 17.    Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on September 15, 2014.

QAD INC.

By:	/s/ Karl Lopker
Karl Lopker
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Karl Lopker, Pamela Lopker and Daniel Lender, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and any related registration statements thereto filed pursuant to Rule 462 and otherwise) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable QAD to comply with the provisions of the Securities Act of 1933 and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Pamela M. Lopker	Chairman of the Board, President	September 15, 2014
Pamela M. Lopker

/s/ Karl F. Lopker	Director, Chief Executive Officer (Principal Executive Officer)	September 15, 2014
Karl F. Lopker

/s/ Daniel Lender	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	September 15, 2014
Daniel Lender

/s/ Kara Bellamy	Sr. Vice President, Corporate Controller (Chief Accounting Officer)	September 15, 2014
Kara Bellamy

/s/ Scott Adelson	Director	September 15, 2014
Scott Adelson

/s/ Peter R. van Cuylenburg	Director	September 15, 2014
Peter R. van Cuylenburg

/s/ Lee Roberts	Director	September 15, 2014
Lee Roberts

/s/ Leslie Stretch	Director	September 15, 2014
Leslie Stretch

EXHIBIT INDEX

Exhibit Number
1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Company’s Amended Report on Form 10-K filed with the SEC for the fiscal year ended January 31, 2011)

3.2	Restated Bylaws (Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on December 13, 2013)

4.1	Specimen Stock Certificate evidencing the shares of Class A and Class B common stock (Incorporated by reference to Exhibit 4.1 to the Company’s Amended Report on Form 10-K filed with the SEC for the fiscal year ended January 31, 2011)

4.2*	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock

4.3	Form of Debt Indenture

4.4*	Form of Debt Securities

4.5*	Form of Common Stock Warrant Agreement (including Warrant Certificate)

4.6*	Form of Preferred Stock Warrant Agreement (including Warrant Certificate)

4.7*	Form of Debt Securities Warrant Agreement (including Warrant Certificate)

4.8*	Form of Unit Agreement (including Unit Certificate)

5.1	Opinion of Manatt, Phelps & Phillips, LLP

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges (included in the prospectus)

23.1	Consent of KPMG LLP

23.2	Consent of Manatt, Phelps & Phillips, LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages

25.1**	Statement of Eligibility of Trustee under the Debt Indenture

All exhibits incorporated by reference herein from reports filed under the Securities Exchange Act of 1934 are from Commission File Number 001-35013.
*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1933, if applicable.